UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): October 12, 2022

Commission File Number 000-18730

DARKPULSE, INC.

(Exact name of small business issuer as specified in its charter)

Delaware	87-0472109
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

815 Walker Street, Suite 1155, Houston, TX 77002

(Address of principal executive offices)

800-436-1436

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry Into A Material Definitive Agreement.

On October 12, 2022 (the “Closing Date”), DarkPulse, Inc., a Delaware corporation (the “Company”), entered into and closed the Purchase Agreement (the “Agreement”) pursuant to which the Company purchased 2,623,120 shares of Class B Common Stock (the “Class B Common Stock”) and 4,298,496 Private Placement Warrants, each of which is exercisable to purchase one share of Class A Common Stock (the “Warrants,” together, with the Class B Common Stock, the "Securities") of Gladstone Acquisition Corp., a Delaware corporation (NASDAQ: GLEE) (the "SPAC"), from Gladstone Sponsor, LLC ("Original Sponsor") for $1,500,000 (the “Purchase Price”).

In addition to the payment of the Purchase Price, the Company also assumed the following obligations: (i) responsibility for all of SPAC’s public company reporting obligations, (ii) the right to provide an extension payment and extend the deadline of the SPAC to complete an initial business combination from 15 months from August 9, 2021 to 18 months for an additional $1,150,000, and (iii) all other obligations and liabilities of the Original Sponsor related to the SPAC.

Pursuant to the Agreement, the Company replaced the SPAC’s current directors and officers with directors and officers the Company selected in its sole discretion. Following the closing of the Agreement, the SPAC changed its name to Global System Dynamics, Inc.

In addition to the Agreement, the Company also entered into the Assignment, Assumption, Release and Waiver of the Letter Agreement pursuant to which the Original Sponsor and each of the parties to the Letter Agreement (defined below) agreed that all rights, interests and obligations of the Original Sponsor under the Letter Agreement (as defined below) were hereby assigned to the Company and that the Original Sponsor will have no further rights, interests or obligations under the Letter Agreement as of the Closing Date.

The letter agreement dated August 4, 2021 (the “Letter Agreement”), was by and among the Original Sponsor, et. al., and delivered to the SPAC in accordance with an Underwriting Agreement, dated August 4, 2021 (the “Underwriting Agreement”), entered into by and among the SPAC and EF Hutton, division of Benchmark Investments, LLC, as representative of the underwriters, et. al.

Finally, in addition to the Agreement, the Company entered into the Joinder to the Registration Rights Agreement pursuant to which the Company agreed to become a party to the Registration Rights Agreement dated as of August 4, 2021 by and among the SPAC, the Original Sponsor, et. al.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.01.

Item 7.01	Regulation FD Disclosure.

On October 13, 2022, the Company issued a press release which announced the closing of the Agreement.

The furnishing of the press release is not an admission as to the materiality of any information therein. The information contained in the press release is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures.

The information in this Item 7.01 of this Current Report on Form 8-K and the press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the press release shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DarkPulse, Inc.

Date: October 13, 2022	By:	/s/ Dennis O’Leary
Dennis O’Leary, Chief Executive Officer

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